CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Investment Trust of our reports dated December 10, 2025, relating to the financial statements and financial highlights of Fidelity Global Commodity Stock Fund and Fidelity Sustainable Emerging Markets Equity Fund; of our report dated December 11, 2025, relating to the financial statements and financial highlights of Fidelity Series Canada Fund; of our report dated December 12, 2025, relating to the financial statements and financial highlights of Fidelity Infrastructure Fund; of our report dated December 16, 2025, relating to the financial statements and financial highlights of Fidelity Series International Growth Fund, which appear in Fidelity Investment Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 19, 2025